PEDIATRIX EXECUTIVE NON-QUALIFIED
                           DEFERRED COMPENSATION PLAN

             -------------------------------------------------------


         THIS PEDIATRIX EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION PLAN (the "Plan") made and entered into this 13 day of October, 1997, by PEDIATRIX
MEDICAL GROUP, INC., a corporation duly organized and existing under the laws of the State of Florida (the "Company").


                                    RECITALS:
                                    ---------

         The Company desires to permit officers and other executives of the Company and its Affiliates to defer a portion of their compensation from the Company and its Affiliates, subject to certain conditions and pursuant to the terms and provisions specified in this Plan. Additionally, the Company desires to provide a plan for the Company and its Affiliates to make matching and other contributions on a discretionary basis.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Company hereby establishes the Plan pursuant to the following terms and provisions.


                                   ARTICLE 1 1

                                   DEFINITIONS

         1.1 "Accounting Date" means the last day of each calendar month and such other date or dates as the Committee may designate from time to time as an Accounting Date.

         1.2 "Accounting Period" means each period beginning on the day following an Accounting Date and ending on the following Accounting Date.

         1.3 "Affiliate" means the following companies related to the Company through long-term management contracts: Pediatrix Medical Group of Arizona, California, Colorado, Florida, Illinois, Indiana, Kansas, Michigan, Nevada, New Jersey, New Mexico, New York, Ohio, Pennsylvania, Puerto Rico, South Carolina, Texas, Utah, Virginia, Washington and West Virginia and any future majority owned subsidiary of the Company or any business entity, partnership or other business entity related to the Company through a long-term management contract.

         1.4 "Beneficiary" means the person or persons designated by a Participant, upon such forms as shall be provided by the Committee, to receive payments of the vested portion of the Participant's Accounts after the Participant's death. If the Participant shall fail to designate a Beneficiary, or if for any reason such designation shall be ineffective, or if such Beneficiary shall predecease the Participant or die simultaneously with him, then the Beneficiary shall be, in the following order of preference:

                  (a)    the Participant's surviving spouse, or

                  (b)    the Participant's estate.

         1.5 "Change of Control" shall mean approval by the shareholders of the Company of (a) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (b) a liquidation or dissolution of the Company or (c) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned).

         1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended, and successor tax laws.

         1.7 "Committee" shall mean the persons designated by the Company as the Administrative Committee for the Plan, as it may from time to time be constituted, pursuant to Section 7.1.

         1.8 "Company" shall mean Pediatrix Medical Group, Inc., a Florida corporation, its successors and assigns.

         1.9 "Deferral Agreement" shall mean the agreement entered into by an Eligible Person in accordance with Section 3.1 hereof pursuant to which the Eligible Person shall elect the amount of his Tax-Deferred Contributions for the Plan Year.

         1.10 "Disability" shall mean a disability as that term is defined in the Long Term Disability Plan of the Participating Company that employs the Participant, if any, or if there is no Long Term Disability Plan, disability shall mean a physical or mental condition that renders, or is expected to render, the Participant permanently and totally unable to perform his usual duties or any comparable duties for the Participating Company. The determination of the existence of a Disability shall be made by the Committee and shall be final and binding upon the Participant and all other parties. The Committee may require the submission of such medical evidence as it may deem necessary in order to arrive at its determination.

         1.11 "Effective Date of Plan" shall mean January 1, 1998.

         1.12 "Eligible Compensation" shall mean the base salary, bonuses and commissions paid by the Participating Company to the Eligible Person for the Plan Year.

         1.13 "Eligible Person" shall mean officers and executives of the Company having the following titles and any other person designated by the Company as being eligible to participate in the Plan, and who satisfy such other conditions as the Company may from time to time establish for eligibility to participate in this Plan:

                  Chairman of the Board
                  Chief Executive Officer
                  Chief Financial Officer
                  Chief Operating Officer
                  Chief Information Officer
                  General Counsel
                  Executive Vice President
                  Senior Vice President
                  Vice President of Business Development
                  Vice President of International
                  Vice President of Medical Affairs
                  Vice President of Practice Integration
                  Vice President of Special Projects
                  Regional Medical Officer

         1.14 "Employer Contribution Account" means the account maintained under the Plan for a Participant that is credited with Matching Contributions and Other Contributions.

         1.15 "Investment Funds" means those investment options that shall from time to time be made available as investment options under the Plan, as determined by the Committee.

         1.16 "Leave of Absence" shall mean any absence authorized by the Participating Company that employs the Participant under its standard personnel practices, provided that all persons under similar circumstances shall be treated alike in the granting of such authorized Leave of Absence.

         1.17 "Matching Contributions" means the matching contributions credited to the Participant's Account in accordance with Section 3.2 of the Plan.

         1.18 "Normal Retirement Age" shall mean the date on which the Participant reaches the age of sixty-five.

         1.19 "Other Employer Contributions" shall mean any contributions credited to the Participant's Account in accordance with Section 3.3 of the Plan.

         1.20 "Participant" shall mean an Eligible Person who becomes a Participant pursuant to Section 2.1 hereof.

         1.21 "Participant's Account" means the total amount credited to the account maintained in the Plan in accordance with the provisions of the Plan for each Participant as of any Accounting Date, and which consists of his Tax-Deferred Contributions Account and his Employer Contributions Account.

         1.22 "Participating Company" means the Company and each Affiliate that adopts the Plan with the consent of the Company.

         1.23 "Plan" shall mean the Pediatrix Executive Non-Qualified Deferred Compensation Plan as herein set forth and as it may be amended from time to time.

         1.24 "Plan Year" shall mean each calendar year that begins on or after January 1, 1998.

         1.25 "Tax-Deferred Contributions" means the compensation reduction contributions credited to the Participant's Account under Section 3.1 of the Plan.

         1.26 "Tax-Deferred Contributions Account" means the account maintained by the Company under the Plan for a Participant that is credited with the Participant's Tax-Deferred Contributions.

         1.27 "Trust" means the Physicians, Medical Directors and Executives Deferred Compensation Plan Trust for Pediatrix Medical Group, Inc. between each Participating Company and the Trustee.

         1.28 "Trustee" shall mean the persons or entity that shall from time to time be serving as the Trustee of the Trust.


                                    ARTICLE 2

                                   ELIGIBILITY

         2.1 Determining Eligibility. An Eligible Person shall become a Participant in the Plan on (i) January 1, 1998, in the case of individuals who are Eligible Persons on December 31, 1997, and (ii) in the case of any other Eligible Person, on the January 1, April 1, July 1 or October 1 coincident with or immediately following that date on which he becomes an Eligible Person. As a condition to an Eligible Person's becoming a Participant, the Eligible Person shall, at the request of the Committee, complete such applications and other forms, and submit to such physical examination, as may be required in order for the Company to purchase one or more life insurance policies on the Eligible Person's life, in such amounts as the Committee shall determine.

                                   ARTICLE 3

                                  CONTRIBUTIONS

         3.1 Tax-Deferred Contributions. Each Participant, so long as he remains a Participant, may elect (pursuant to a Deferral Agreement furnished by the Committee prior to the beginning of the Plan Year and in accordance with Committee rules) to reduce and defer receipt pursuant to this Plan of (a) an amount not to exceed twenty-five percent (25%) (in whole percentages) of his base salary earned during the Plan Year, (b) an amount up to one hundred percent (100%) (in whole percentages) of any bonus earned during the Plan Year, and/or
(c) an amount up to one hundred percent (100%) (in whole percentages) or any commissions earned during the Plan Year. Deferral Agreements are effective on a Plan Year basis, and must be filed before the beginning of the Plan Year to which they relate. Deferral Agreements may not be amended or revoked after the beginning of the Plan Year. Each Participating Company shall withhold, by payroll deduction, the Eligible Compensation deferred pursuant to this Section
3.1 from the current Eligible Compensation payments of a Participant and credit such withheld amounts to a Participant's Tax-Deferred Contributions Account under the Plan. Special rules for New Participants: An Eligible Person who becomes a Participant during a Plan Year may file a Participant Deferral Agreement within thirty (30) days after becoming a Participant. The Deferral Agreement shall apply to the Eligible Compensation received after the individual becomes a Participant and may not be amended or revoked during the Plan Year for which it is made.

         3.2 Matching Contributions. For each Plan Year, each Participating Company shall credit to the Employer Contribution Account of each Participant that is an employee of the Participating Company an amount equal to such percentage, if any, of the Participant's Tax-Deferred Contributions as the Participating Company, in its discretion, shall from time to time determine.

         3.3 Other Employer Contributions. For each Plan Year, each Participating Company shall credit to any Employer Contribution Account of a Participant employed by the Participating Company such contributions, if any, as the Participating Company shall determine for such Participant based upon such criteria as the Participating Company, in its discretion, shall from time to time determine.

                                    ARTICLE 4

                                     VESTING

         4.1 Tax-Deferred Contributions Account. A Participant's interest in his Tax-Deferred Contributions Account shall be fully vested and nonforfeitable at all times.

         4.2 Employer Contributions Account. A Participant shall be fully vested in his Employer Contributions Account on the first to occur of:

               (a) completion of three (3) continuous years of employment with the Company and/or an Affiliate (including any Leave of Absence), commencing at any time on or after the date on which the Participant first becomes a Participant;

               (b) the death of the Participant while employed by the Company or an Affiliate; or

               (c) the date on which the Participant becomes Disabled while employed by the Company or an Affiliate.

         4.3 Forfeiture. A Participant shall forfeit the full amount of his Employer Contributions Account in the event that his employment with the Company or any Affiliate is terminated prior to the date on which his Employer Contributions Account is fully vested pursuant to Section 4.2.


                                    ARTICLE 5

                  INVESTMENT OF PARTICIPANT'S ACCOUNT AND TRUST

         5.1 Investment. Amounts credited to a Participant's Account shall be contributed by the Company to the Trust as soon as practicable after they are so credited. The value of a Participant's Account shall be measured as if amounts credited to such Account were actually invested in the Investment Funds selected by the Participant in accordance with the Plan, and shall be credited with gains and losses allocable thereto at such times and in such manner as shall be determined by the Committee. Each Eligible Employee upon becoming a Participant shall elect on the Participant Election and Enrollment Form the portion of the Participant's Account, in whole percentages, that are to be treated as if invested in each of the Investment Funds. A Participant may, as of the first day of each calendar quarter and in such manner as shall be permitted by the Committee, change such election as to the investments upon which the value of his Participant's Account is to be measured. The Company may direct the Trustees that the assets of each Trust be invested in any one, or combination, of the Investment Funds, or in any other investments determined by the Company, notwithstanding the Participant's election as to the manner in which the value of his Account is to be measured. In the event that the Investment Funds are those that are part of a life insurance policy, then the value of the Participant's Account shall be measured as if it were invested in the Investment Funds selected by the Participant within a life insurance policy which could be acquired by the Company or Trust in accordance with the Plan, and shall be reduced by all cost of insurance and other policy costs, expenses and other charges (including any potential charges) that are or would be incurred if such Policy were maintained. In no event, however, shall the Company be required to purchase or continue to maintain any such life insurance policies, or to invest any amounts within the life insurance policy in accordance with the Participant's election with regard to the manner in which the value of his Account is to be measured.



                                   ARTICLE 6

                                  DISTRIBUTIONS

         6.1  Timing of Distributions.

                  (a) Participant's Account. The vested portion of the Participant's Account, less any applicable tax withholding, shall be distributed to the Participant commencing upon the Participant's termination of employment with the Company and its Affiliates for any reason, including the Participant's death or Disability. The distribution shall commence as soon as administratively practicable after the first day of the calendar month immediately following the date of the Participant's termination of employment with the Company and its Affiliates. The Company may, in its discretion, defer the distribution until the Participant's Normal Retirement Age. If the Company defers the Participant's distribution, the Participant may continue to direct the manner in which his Participant's Account is deemed to be invested until actual distribution.

                  (b) Acceleration of Distributions. Distribution shall be accelerated upon the following occurrences:

                           (i) Hardship Distributions.  Upon the written request
of a Participant and in the event the Committee determines that an "unforeseeable emergency" has occurred with respect to a Participant, the Participant may withdraw the lesser of (1) the amount necessary to meet the emergency or (2) the vested portion of the Participant's Account. For this purpose, an "unforeseeable emergency" shall mean an unanticipated emergency, such as a sudden and unexpected illness or accident of the Participant or a dependent of the Participant or loss of the Participant's property due to casualty, that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if the withdrawal were not permitted. The need to pay a Participant's child's tuition to college and the desire to purchase a home shall not be considered unforeseeable emergencies; or

                           (ii) Change of  Control.  In the event of a Change of
Control as defined in Section 1.5 hereof, the full amount of the Participant's Account shall be distributed to the Participant as soon as administratively practicable following the Change of Control, unless the Board of Directors of the Company as constituted immediately prior to the Change of Control shall otherwise provide.

         6.2 Form of Distribution. The distribution to the Participant shall be made in cash either (a) in a lump sum distribution or (b) in up to twenty
(20) consecutive quarterly installments, as elected by the Participant. Each quarterly installment shall be equal to the remaining value of the Participant's Account being distributed multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of quarterly installments remaining to be paid. A Participant may elect, on a form provided by the Committee, the form in which his Participant's Account is to be distributed under this Section 6.2; provided, however, that no such election, or change in any election, shall be given effect unless it is made at least one year prior to the date on which distribution of the Participant's Account commences. In the event that a Participant fails to make an election, then distribution shall be made in the form of a lump sum.

         6.3 Distribution to Beneficiary. If a Participant dies before distribution of the entire vested portion of the Participant's Accounts has been made to him, the remaining vested portion of his Participant's Account, less applicable withholding taxes, shall be distributed to the Participant's Beneficiaries in a lump sum distribution in cash.


                                   ARTICLE 7

                                 ADMINISTRATION

         7.1 Administrative Committee. The Company shall appoint a Committee for the administration of the Plan consisting of one or more persons. Any Committee member may, but need not, be an officer or employee of any Participating Company and each shall serve until his successor shall be appointed in like manner. Any member of the Committee may resign by delivering his written resignation to the Company. The Company may remove any member of the Committee at any time.

         7.2 Powers and Duties. The Committee generally shall be responsible for the management, operation, interpretation and administration of the Plan. The Committee shall:

               (a) Establish procedures for allocation of responsibilities of the Plan which are not allocated herein;

               (b) Determine the names of those officers and other executives who are eligible to participate and such other matters as may be necessary to enable payment under the Plan;

               (c) Construe all terms, provisions, conditions and limitations of the Plan and make all factual determinations relating to the Plan;

               (d) Correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan and make all factual determinations relating to the Plan;

               (e) Determine the amount, manner and time of payment of any benefits hereunder and prescribe procedures to be followed by Participants to obtain benefits; and

               (f) Perform such other functions and take such other actions as may be required by the Plan or as may be necessary or advisable to accomplish the purposes of the Plan.

The Company shall furnish the Committee with all data and information available which the Committee may reasonably require in order to perform its functions hereunder. The Committee may rely without question upon any such data or information furnished by the Company. Any interpretation or other decision made by the Committee shall be final, binding and conclusive upon all persons in the absence of clear and convincing evidence that the Committee acted arbitrarily and capriciously.

         7.3 Agents. The Committee may appoint a Secretary who may, but need not, be a member of the Committee, and may employ such agents for clerical and other services, and such counsel, accountants and other professional advisors as may be required for the purpose of administering the Plan. The Committee may rely on all tables, valuations, reports, certificates and opinions furnished by its agents.

         7.4 Procedures. A majority of the Committee members shall constitute a quorum for the transaction of business. No action shall be taken except upon a majority vote of the Committee. An individual shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act, and the remaining members cannot agree on an issue, the Company shall appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which he is disqualified.

         7.5 Claims Procedure. In the event that any Participant or Beneficiary claims to be entitled to benefits under the Plan and the Committee determines that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant within ninety (90) days of receipt of such claim that his claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Participant or Beneficiary and shall set forth the pertinent sections of the Plan relied on, and where appropriate, an explanation of how the claimant can obtain review of such denial.

         Within sixty (60) days after the mailing or delivery by the Committee of such notice, such claimant may request, by mailing or delivery of written notice to the Committee, a review and/or hearing by the Committee of the decision denying the claim. If the claimant fails to request such a review and/or hearing within such sixty (60) day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant requests a hearing within such sixty (60) day period, the Committee shall designate a time (which time shall not be less than seven (7) nor more than sixty (60) days from the date of such claimant's notice to the Committee) and a place for such hearing, and shall promptly notify such claimant of such time and place. A claimant or his authorized representative shall be entitled to inspect all pertinent Plan documents and to submit issues and comments in writing. If only a review is requested, the claimant shall have sixty (60) days after filing a request for review to submit additional written material in support of the claim. After such review and/or hearing, the Committee shall promptly determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination with sixty (60) days after such review and/or hearing or after receipt of any additional information submitted.

         7.6 Indemnification. The Participating Companies shall indemnify each Committee member against any liability or loss sustained by reason of any act or failure to act made in good faith, including, but not limited to, those in reliance on certificates, reports, tables, opinions or other communications from any company or agents chosen by the Committee in good faith. Such indemnification shall include attorneys' fees and other costs and expenses reasonably incurred in defense of any action brought by reason of any such act or failure to act.

         7.7 Participants Bound. Any action with respect to the Plan taken by the Committee, any Participating Company or the Trustees or any action authorized by or taken at the direction of the Committee, any Participating Company or the Trustees shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

         7.8 Receipts and Release. Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Participating Companies, the Committee and the Trustee under the Plan, and the Committee may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Committee to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Committee may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Committee, the Participating Companies or the Trustee to follow the application of such funds.

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 Unfunded Plan. The obligations of the Participating Companies under this Plan shall be paid from the general assets of the Participating Companies and not from any particular fund, with each Participating Company being solely responsible for payment of the benefits of its employees and their beneficiaries. It is intended that this Plan shall constitute an "unfunded" plan for a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended. If a Participating Company purchases any life insurance policies, or makes any other investments, either directly or through the Trust, such policies (and any amounts invested by the Participating Company therein) and any other investments of the Participating Company or the Trust shall be subject to the claims of the Participating Company's creditors. Nothing contained in this Plan shall be interpreted to grant to any Participant or Beneficiary, any right, title or interest in any property of the Company or the Trust.

         8.2 Successor Plan. In the event that a Participant ceases to be an Eligible Person, but becomes an Eligible Person under any non-qualified deferred compensation plan maintained by a Participating Company (the "Successor Plan"), then the Participant's Accounts under this Plan shall, in the discretion of the Committee, cease to be governed by this Plan and instead shall be governed by the provisions of the Successor Plan.

         8.3 Impact on Other Participant Benefits. This Plan shall not be construed to impact or cause the denial of any benefits to which any Participant may be entitled under any other welfare or benefit plan of any Participating Company.

         8.4 Other Plans. Payments made to Participants under this Plan shall not be includable as salary or compensation for purposes of determining the amount of employee benefits under any other retirement, pension, profit-sharing or welfare benefit plans of the Participating Companies.

         8.5 Tax Withholding. The Committee and/or the Trustees shall withhold from any contribution to, amounts accumulated under, or distribution from, the Plan or Trust such amounts as the Committee or the Trustees shall be determined to be appropriate for Federal or State local taxes attributable thereto.

         8.6 Governing Law. To the extent not preempted by the laws of the United States, the construction, validity and administration of the Plan shall be governed by the laws of the state Florida without reference to the principles of conflicts of law therein.

         8.7 No Assignment. The right to receive payment of any benefits under the Plan shall not be transferred, assigned or pledged.

         8.8 Severability. If any provision of this Plan is found, held or deemed to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of the Plan shall continue in full force and effect.

         8.9 Headings and Subheadings. Headings and subheadings in this Plan are for reference only. In the event of a conflict between a heading or subheading and the content of an article or paragraph, the content shall control.

         8.10 Gender. The masculine, as used herein, shall be deemed to include the feminine and the singular to include plural, except where the context requires a different construction.

         8.11 Amendment and Termination. This Plan may be amended or terminated in any respect at any time by the Company; provided, however, that no amendment or termination of the Plan shall be effective to reduce any benefits that accrue before the adoption of such amendment or termination. In the event that the Plan is terminated, then distributions shall be made to all Participants and Beneficiaries of the vested portion of their Participant's Account in a single lump sum payment as soon as practicable following such termination.

         8.12 No Employment Contract. This Plan does not constitute a contract of employment or impose on any Participant or any Participating Company any obligations to retain the Participant as an employee, to change the status of the Participant's employment, or to change the Participating Company's policies regarding termination of employment.

         8.13 Right of Offset. The Company shall have the right to offset against any benefits payable to any Participant or the Beneficiary if any Participant under the Plan, any amounts payable by the Participant to the Company.

         IN WITNESS WHEREOF, each Participating Company has caused the Plan to be executed the day and year first above written.

                             PEDIATRIX MEDICAL GROUP, INC.


                              By:  /s/ Lawrence M. Mullen
                                   ----------------------
                                   Lawrence M. Mullen, Vice President and
                                   Chief Financial Officer



                              PEDIATRIX MEDICAL GROUP OF
                              FLORIDA, INC.


                              By: /s/ Lawrence M. Mullen
                                 -----------------------
                                   Lawrence M. Mullen, Treasurer



                              PEDIATRIX MEDICAL GROUP, P.C. (WV)


                              By: /s/ Lawrence M. Mullen
                                 -----------------------
                                   Lawrence M. Mullen, Treasurer



                              PEDIATRIX MEDICAL GROUP, P.C. (VA)


                              By: /s/ Lawrence M. Mullen
                                 -----------------------
                                   Lawrence M. Mullen, Treasurer



                              PEDIATRIX MEDICAL GROUP, S.P. (PR)


                              By: /s/ Carlos Perez, M.D.
                                 -----------------------
                                   Carlos Perez, M.D. Managing Partner

                              PEDIATRIX MEDICAL GROUP, P.A. (NJ)


                              By: /s/ Kerry Weiss, M.D.
                                 ----------------------
                                   Kerry Weiss, M.D., President



                              PEDIATRIX MEDICAL GROUP OF
                              KANSAS, P.A.


                              By: /s/ Eduardo Otero, M.D.
                                 ------------------------
                                   Eduardo Otero, M.D., President



                              PEDIATRIX MEDICAL GROUP
                              NEONATOLOGY
                              AND PEDIATRIC INTENSIVE CARE
                              SPECIALISTS OF NEW YORK, P.C.


                              By: /s/ Willard Helmuth, M.D.
                                 --------------------------
                                   Willard Helmuth, M.D., President




                              PEDIATRIX MEDICAL GROUP OF
                              CALIFORNIA, P.C.


                              By: /s/ Carlos Perez, M.D.
                                 -----------------------
                                   Carlos Perez, M.D., President



                              PEDIATRIX MEDICAL GROUP OF
                              ILLINOIS, P.C.


                              By: /s/ Brian Udell, M.D.
                                 ----------------------
                                   Brian Udell, M.D., President

                              PEDIATRIX MEDICAL GROUP OF
                              MICHIGAN, P.C.


                              By: /s/ Brian Udell, M.D.
                                 ----------------------
                                   Brian Udell, M.D., President



                              PEDIATRIX MEDICAL GROUP OF
                              PENNSYLVANIA, P.C.


                              By: /s/ Brian Udell, M.D.
                                 ----------------------
                                   Brian Udell, M.D., President



                              PEDIATRIX MEDICAL GROUP OF
                              TEXAS, P.A.


                              By: /s/ Stephen Haskins, M.D.
                                 --------------------------
                                   Stephen Haskins, M.D., President




                              PEDIATRIX MEDICAL GROUP OF
                              OHIO, CORP.


                              By: /s/ Brian Udell, M.D.
                                 ----------------------
                                   Brian Udell, M.D., President



                              NEONATAL SPECIALISTS, LTD. (AZ)


                              By: /s/ Brian Udell, M.D.
                                 ----------------------
                                   Brian Udell, M.D., President

                              PEDIATRIX MEDICAL GROUP OF
                              COLORADO, P.C.


                              By: /s/ Eric Kurzweil, M.D.
                                 ------------------------
                                   Eric Kurzweil, M.D., President



                              ST. JOSEPH NEONATOLOGY
                              CONSULTANTS, P.A.


                              By: /s/ Stephen Haskins, M.D.
                                 --------------------------
                                   Stephen Haskins, M.D., President



                              PERNOLL MEDICAL GROUP OF
                              NEVADA, LTD. D/B/A PEDIATRIX
                              MEDICAL GROUP OF NEVADA


                              By: /s/ Marcia Pernoll, M.D.
                                 -------------------------
                                   Marcia Pernoll, M.D., President



                              PEDIATRIX MEDICAL GROUP OF
                              SOUTH CAROLINA, P.A. (n/k/a PMGSC, P.A.)


                              By: /s/ Brian Udell, M.D.
                                 ----------------------
                                   Brian Udell, M.D., President



                              PIEDMONT PERINATAL, P.A.
                              (n/k/a PEDIATRIX MEDICAL GROUP OF SOUTH
                              CAROLINA, P.A.)


                              By: /s/ Brian Udell, M.D.
                                 ----------------------
                                   Brian Udell, M.D., President

                              FLORIDA REGIONAL NEONATAL
                              ASSOCIATES, P.A.


                              By: /s/ Lawrence M. Mullen
                                 -----------------------
                                   Lawrence M. Mullen, Treasurer



                              PEDIATRIX MEDICAL GROUP, INC.
                              (Utah)


                              By: /s/ Nick E. Harper, M.D.
                                 -------------------------
                                   Nick E. Harper, M.D., President



                              PEDIATRIX MEDICAL GROUP OF
                              NEW MEXICO, P.C.


                              By: /s/ Lawrence M. Mullen
                              --------------------------
                                   Lawrence M. Mullen, Treasurer



                              PEDIATRIX MEDICAL GROUP OF
                              WASHINGTON, INC., P.C.


                              By: /s/ Lawrence M. Mullen
                                 -----------------------
                                   Lawrence M. Mullen, Treasurer



                              PEDIATRIX MEDICAL GROUP OF
                              INDIANA, P.C.


                              By: /s/ Brian Udell, M.D.
                                 ----------------------
                                   Brian Udell, M.D., President